Exhibit 99(e)


                               MAGIC STORIES, INC.
                              A NEVADA CORPORATION

                          ASSUMPTION OF PROMISSORY NOTE

     For value received, the receipt and sufficiency of which is hereby acknowledged, I hereby assume all of the duties and obligations of the promissory note payable to Magic Stories, Inc. in the amount of $9,500.00, as executed by David B. Stocker on November 24, 1998.


/s/ Jonathan A. Firestein                                          Dated: 5-1-02
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Jonathan A. Firestein